CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of the ICAP Funds, Inc.


      We  consent  to  the inclusion in  Post-Effective

Amendment No. 5 to the Registration Statement  on  Form

N-1A  of  the  ICAP  Funds, Inc. of  our  report  dated

January  24,  1997,  on  our audits  of  the  financial

statements  and  financial  highlights  of   the   ICAP

Discretionary  Equity Portfolio  and  the  ICAP  Equity

Portfolio,  which  constitute ICAP Funds,  Inc.,  which

report  is included in the Annual Report for  the  year

ended December 31, 1996, which is also included in  the

Registration  Statement.   We  also  consent   to   the

reference  to  our Firm under the caption, "INDEPENDENT

ACCOUNTANTS"    in   the   Statement   of    Additional

Information.



                        /s/  Coopers &  Lybrand, L.L.P.

                        COOPERS & LYBRAND L.L.P.



Milwaukee, Wisconsin
April 28, 1997